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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Tutogen Medical, Inc. (formerly Biodynamics International, Inc.) on Form S-8 of our report dated November 28, 2001, appearing in the Annual Report on Form 10-KSB of Tutogen Medical, Inc. for the year ended September 30, 2001.



Deloitte & Touche LLP



/s/ Deloitte & Touche LLP
-------------------------
Parsippany, New Jersey
January 9, 2002